                                                                  Exhibit (h)(4)


                                     FORM OF
                              AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT
                     (as amended and restated March 1, 2002)

            AGREEMENT made the 21st day of May, 1999, amended and restated May 9, 2001, as further amended and restated November 2, 2001 and further amended March 1, 2002, between ING Mutual Funds (formerly Pilgrim Mutual Funds) (the "Trust"), a Delaware business trust, and ING Funds Services, LLC (formerly ING Pilgrim Group, LLC) (the "Administrator"), a Delaware corporation.

            WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

            WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets;

            WHEREAS, the Trust may offer shares of additional series in the future, and currently intends to offer shares of additional series in the future;

            WHEREAS, the Trust desires to avail itself of the services of the Administrator for the provision of administrative services for the Trust; and

            WHEREAS, the Administrator is willing to render such services to the Trust;

            NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

            1. Appointment. The Trust hereby appoints the Administrator, subject to the direction of the Board of Trustees, for the period and on the terms set forth in this Agreement, to provide administrative services, as described herein, with respect to each series of the Trust set forth on Schedule A hereto (individually and collectively referred to herein as "Series") as such schedule may be amended from time to time to add additional series.. The Administrator accepts such appointment and agrees to render the services herein set forth herein.

            In the event the Trust establishes and designates additional series with respect to which it desires to retain the Administrator to render administrative services hereunder, it shall notify the Administrator in writing. If the Administrator is willing to render such services, it shall notify the Trust in writing, whereupon such additional series shall become a Series hereunder.

            2. Services of the Administrator. Subject to the general supervision of the Board of Trustees of the Trust, the Administrator shall provide the following administrative services with respect to the Series:

            (a) Provide all administrative services reasonably necessary for the operation of the Trust and the Series other than the investment advisory services performed by the adviser or sub-adviser to the Series, including, but not limited to, (i) coordinating all matters relating to the operation of the Series, including any necessary coordination among the Investment Manager, custodian, transfer agent, dividend disbursing agent, and portfolio accounting agent (including pricing and valuation of the Series' portfolios), accountants, attorneys, and other parties performing services or operational functions for the Trust; (ii) maintaining or supervising the maintenance by third parties selected by the Trust of such books and records of the Trust and the Series as may be required by applicable federal or state law; (iii) preparing or supervising the preparation by third parties selected by the Trust of all federal, state, and local tax returns and reports relating to the Series required by applicable law; (iv) preparing and filing, with the assistance of counsel, and arranging for the distribution of proxy materials and periodic reports to shareholders of the Series as required by applicable law; (v) preparing and arranging for the filing, with the assistance of counsel, of registration statements and other documents with the Securities and Exchange Commission (the "SEC") and other federal and state regulatory authorities as may be required by applicable law; (vi) taking such other action with respect to the Trust as may be required by applicable law in connection with the Series, including without limitation the rules and regulations of the SEC and other regulatory agencies; (vii) providing the Trust, at the Administrator's expense, with adequate personnel, office space, communications facilities, and other facilities necessary for operation of the Series as contemplated in this Agreement; and (viii) arranging for meetings of the Trust's Board of Trustees and, in connection therewith, providing the Board with necessary or appropriate information for its meetings. Nothing in this provision shall be deemed to inhibit the Trust or its officers from engaging, at the expense of the Trust, other persons to assist in providing administrative services to the Trust and the Series including, but not limited to, accounting agents, recordkeeping agents, proxy solicitation agents, attorneys, accountants, consultants and others.

            (b) Render to the Board of Trustees of the Trust such periodic and special reports as the Board may reasonably request; and

            (c) Make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Trust and its Series and the services provided to the Trust under this Agreement.

            (d) Develop and implement, if appropriate, management and shareholder services designed to enhance the value or convenience of the Fund as an investment vehicle.

            3. Conformity with Applicable Law. The Administrator, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement of the Trust and with the instructions and directions of the Board of Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

            4. Exclusivity. The services of the Administrator to the Trust under this Agreement are not to be deemed exclusive, and the Administrator, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of any of the Series) and to engage in other activities, so long as its services hereunder are not impaired thereby.

            5. Expenses. During the term of this Agreement, the Administrator will pay all expenses incurred by it in connection with its activities under this Agreement, except such expenses as are assumed by the Trust under this Agreement and such expenses as are assumed by a Series' investment adviser pursuant to an Investment Management Agreement or by a Series' sub-adviser pursuant to a Portfolio Management Agreement. The Trust shall be responsible for all of the other expenses of its operations, including, without limitation, the administration fee payable hereunder; advisory fees; brokerage commissions; interest; legal fees and expenses of attorneys; fees of auditors, transfer agents and dividend disbursing agents, custodians and shareholder servicing agents; fees of accountants and accounting services; the expense of obtaining quotations for calculating each Trust's net asset value; taxes, if any, and the preparation of the Trust's tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; expenses of registering and qualifying shares of the Trust under federal and state laws and regulations (including the salary of employees of the Administrator engaged in the registering and qualifying of shares of the Trust under federal and state laws and regulations or a pro-rata portion of the salary of employees to the extent so engaged); salaries of personnel involved in placing orders for the execution of the Trust's portfolio transactions; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with governmental agencies; expenses in connection with shareholder and trustee meetings; expenses of printing and distributing prospectuses and statements of additional information to existing shareholders; fees and expenses of Trustees of the Trust Fund who are not "interested persons" of the Fund as that term is defined in the Investment Company Act of 1940; trade association dues; insurance premiums; extraordinary expenses such as litigation expenses. To the extent the Administrator incurs any costs or performs any services which are an obligation of the Trust, as set forth herein, the Trust shall promptly reimburse the Administrator for such costs and expenses. To the extent the services for which the Trust is obligated to pay are performed by the Administrator, the Administrator shall be entitled to recover from the Trust only to the extent of its costs for such services.

            6. Compensation. For the services provided by the Administrator to each Series pursuant to this Agreement, each Series will pay to the Administrator the annual fee for such Series set forth in Schedule A hereto.

            7. Liability of the Administrator. The Administrator may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Administrator nor its stockholders, officers, directors, employees, or agents shall be subject to any liability for, or any damages, expenses, or losses incurred in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Administrator's duties, or by reason of reckless disregard of the Administrator's obligations and duties under this Agreement. The liability incurred by the Administrator pursuant to this paragraph 8 in any year shall be limited to the revenues of the Administrator derived from the Trust in that fiscal year of the Trust. The

Administrator shall look solely to Trust property for satisfaction of claims of any nature against the Trust or a trustee, officer, employee or agent of the Trust arising in connection with the affairs of the Trust. Moreover, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a Series shall be enforceable against the assets and property of that Series only, and not against the assets or property of any other series of the Trust.

            8. Continuation and Termination. This Agreement shall become effective on the date first written above, subject to the condition that the Trust's Board of Trustees, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Administrator, shall have approved this Agreement. Unless terminated as provided herein, the Agreement shall continue in full force and effect for two (2) years from the effective date of this Agreement, and shall continue from year to year thereafter with respect to each Series so long as such continuance is specifically approved at least annually by the vote of a majority of the Board of Trustees of the Trust, including a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Trust or the Administrator.

This Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust, or with respect to a Series, by vote of a majority of the outstanding voting shares of such Series, on sixty (60) days' written notice to the Administrator, or by the Administrator at any time, without the payment of any penalty, on sixty (60) days' written notice to the Trust.

            9. Limitation of Liability of Trustees. Notice is hereby given that this Agreement is executed by an officer of the Trust on behalf of the trustees of the Trust, as trustees and not individually, and that the obligations of this Agreement with respect to the Trust shall be binding upon the assets and the properties of the Trust only and shall not be binding upon the assets or properties of the trustees, officers, employees, agents or shareholders of the Trust individually.

            10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

            11.   Applicable Law.

            (a) This Agreement shall be governed by the laws of the State of Arizona, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rules or order of the SEC thereunder.

            (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

            (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year set forth above.

                                            ING MUTUAL FUNDS


                                            By:_________________________________
                                                   Robert S. Naka
                                                   Senior Vice President


                                            ING FUNDS SERVICES, LLC


                                            By:_________________________________
                                                   Michael J. Roland
                                                   Executive Vice President

                                   SCHEDULE A

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT

                                     BETWEEN

                                ING MUTUAL FUNDS
                                       AND
                             ING FUNDS SERVICES, LLC

                             EFFECTIVE MARCH 1, 2002

This Agreement relates to the following Funds of the Trust:


                               ADMINISTRATIVE FEE

ING Money Market Fund                        0.10% of the average daily net assets of the Fund
[amended May 9, 2001]

ING International Core Growth Fund           $1.00
ING MidCap Growth Fund                       $1.00
ING SmallCap Growth Fund                     $1.00

ING Convertible Fund                         0.10% of the average daily net assets of the Fund
ING Emerging Countries Fund                  0.10% of the average daily net assets of the Fund
ING Equity and Income Fund                   0.10% of the average daily net assets of the Fund
ING High Yield Opportunity Fund              0.10% of the average daily net assets of the Fund
ING International SmallCap Growth Fund       0.10% of the average daily net assets of the Fund
ING LargeCap Growth Fund                     0.10% of the average daily net assets of the Fund
ING Strategic Income Fund                    0.10% of the average daily net assets of the Fund
ING Worldwide Growth Fund                    0.10% of the average daily net assets of the Fund
[amended March 1, 2002]

                                   SCHEDULE B

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT

                                     BETWEEN

                                ING MUTUAL FUNDS
                                       AND
                             ING FUNDS SERVICES, LLC

                          EFFECTIVE AS OF MARCH 1, 2002


                                          LAST CONTINUED/
           SERIES                        APPROVED BY BOARD        REAPPROVAL DATE
           ------                        -----------------        ---------------
ING Convertible Fund                     February 26, 2002       September 1, 2003*
ING Emerging Countries Fund              February 26, 2002       September 1, 2003*
ING Equity and Income Fund               February 26, 2002       September 1, 2003*
ING High Yield Opportunity Fund          February 26, 2002       September 1, 2003*
ING International Core Growth Fund       February 26, 2002       September 1, 2003*
ING International SmallCap Growth Fund   February 26, 2002       September 1, 2003*
ING LargeCap Growth Fund                 February 26, 2002       September 1, 2003*
ING MidCap Growth Fund                   February 26, 2002       September 1, 2003*
ING Money Market Fund                    February 26, 2002       September 1, 2003*
ING SmallCap Growth Fund                 February 26, 2002       September 1, 2003*
ING Strategic Income Fund                February 26, 2002       September 1, 2003*
ING Worldwide Growth Fund                February 26, 2002       September 1, 2003*




----------
* Effective November 2, 2001, the Board of Trustees approved amending certain agreements for the Funds whose annual renewal requires approval by the Board. The amendment changes the reapproval date of the agreements to September 1 for the purpose of aligning the annual renewal of such agreements with the annual renewal of the advisory agreements.